EXHIBIT 10.2

DISPOSAL AGREEMENT

THIS AGREEMENT dated October 31, 2006 is made

BETWEEN:--

(1) PHYSICAL SPA & FITNESS INC., a Delaware corporation whose business address is at 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the "Vendor");

and

(2) Mr. NGAI KEUNG LUK, whose corresponding address is at Flat A, 5/F., Mei Foo Sun Cheun, 120 Broadway, Kowloon, Hong Kong (the "Purchaser").

WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase the Disposing Shares subject to the terms and conditions hereinafter set out.

IT IS HEREBY AGREED:--

1. INTERPRETATION

(A) In this Agreement and the Recitals hereto, unless the context otherwise requires:--

    "Business day" means a day other than a Saturday on which banks are open for business in Hong Kong;

    "Company" means Physical Beauty & Fitness Holdings Limited, details of which are set out in Schedule 1;

    "Completion" means the time fixed for completion pursuant to Clause 3(B) and where the context requires also means the performance by the parties of their respective obligations in accordance with the provisions of Clause 3;

    "Condition" means the condition set out in Clause 3(A);

    "Disposing Shares" means the one share of US$1.00 of the Company which represents the entire issued share capital of the Company;

    "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

    "Share Exchange Agreement" means the agreement of even date between the Vendor and the Purchaser;

    "US$" means dollars of the United States of America.

(B) In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

(C) References in this Agreement to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions.

(D) References herein to "Clauses" and "Schedules" are to clauses of and schedules to this Agreement respectively and a reference to this Agreement includes a reference to each Schedule hereto.

(E) The headings and table of contents in this Agreement are for convenience only and shall not affect its interpretation.

2. TRANSFER, CONVEYANCE, AND ASSIGNMENT OF THE DISPOSING SHARES

Subject to satisfaction of the Condition, the Vendor as beneficial owner shall transfer, convey, and assign and the Purchaser shall accept and assume of the Disposing Shares (to be completed at Completion pursuant to Clause 3) free from all rights of pre-emption options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all dividends, benefits and other rights now or hereafter being attached or accruing thereto as from the date of this Agreement.

3. COMPLETION

(A) Completion of this Agreement is conditional upon the shareholders of the Vendor having approved this Agreement as required under Delaware law and a Definitive Information Statement on Schedule 14C having been filed with the U.S. Securities and Exchange Commission (the “Commission”) and been mailed to shareholders, and twenty days have elapsed since such filing and mailing.

(B) Completion shall take place immediately after the closing pursuant to the Share Exchange Agreement, provided that if closing pursuant to the Share Exchange Agreement does not take place, Completion shall not take place. Completion shall take place at the offices of 40/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong when all (but not part only) of the following businesses set out in sub-clauses (C) and (D) shall be transacted.

(C) The Vendor shall procure that before Completion a board meeting of the Company is held and that at such meeting resolutions are passed to approve of the transfer of the Disposing Shares to the Purchaser or its nominee upon presentation of duly executed transfers.

(D) At Completion:--

     (a) the Vendor shall deliver or procure the delivery to the Purchaser of:--

          (i)   instruments of transfer in respect of the Disposing Shares duly executed by the registered and beneficial owner thereof in favor of the Purchaser and/or its nominee;
          (ii)  the share certificates in respect of the Disposing Shares;
          (iii) certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to in (i) above may have been executed;

     (b) the Vendor shall deliver to the Purchaser in respect of the Company:--

          (i)  the corporate seal, cheque books, chops and all copies of the memorandum and articles of association of the Company;
          (ii) the statutory books of the Company duly made up to date and any unissued share certificates and such other records (including all title documents to the assets including financial records) of the Company as may exist;
          (iii) all current insurance policies, books and records, title documents of the Company, all contracts to which the Company is a party and such licenses, authorizations and registrations granted to or owned by the Company.

(E) The Purchaser shall not be obliged to complete the purchase of the Disposing Shares or perform any obligations hereunder unless the Vendor complies fully with its obligations under Sub-Clauses (C) and (D).

(F) For avoidance of doubt, this Agreement shall automatically terminate if the Share Exchange Agreement is terminated and the parties shall in such event be released from all their obligations hereunder and shall have no claims against each other for such termination.

4. SET-OFF

The parties agree that upon Completion, the Vendor shall be deemed to be released from all assets and properties of the Company; and all liabilities and obligations of the Vendor relating to the Company.

5. CLAIMS

(A) The Vendor hereby waives and agrees to waive all claims which it may have against the Company or in respect of any assets of the Company.

(B) For the purpose hereof "Claims" means any and all rights and claims, contingent or otherwise and whether or not known to the parties or any of them, which the Vendor and may have against the Company subsisting at or before Completion, together with any such rights or claims arising out of any events or omissions at or before Completion.

6. THE PURCHASER INDEMNITY

It is being understood that the Purchaser is fully familiar with the operation of the Company. The Purchaser shall indemnify and hold harmless the Vendor (i) from any obligation and liabilities arising from this transaction, and (ii) any claim by or any obligation or liability to any third party arising out of or in relation to the Company or any assets of the Company, whether known or unknown, actual or contingent, to the extent the same are arisen on or before the closing under the Share Exchange Agreement, provided that notice of any claim under this Clause 6 by the Vendor must be delivered by the Vendor to the Purchaser within 2 years from Completion.

7. TAX INDEMNITY

(A) Subject to other provisions of this clause, the Purchaser hereby covenants with and undertakes to indemnify and keep indemnified the Vendor against any loss and liability suffered by the Vendor and costs and expenses reasonably incurred as a result of or in connection with any claim by any fiscal authorities falling on the Vendor resulting from or by reference to or arising out of the Disposing and purchase of the Disposing Shares herein.

(B) If the Vendor shall become aware of a claim relevant for the purpose of this clause the Vendor shall forthwith give written notice thereof to the Purchaser at the address given in this Agreement (or such other address or addresses as the Purchaser may from time to time notify the Vendor for the purpose of this Agreement) and shall take such action as the Purchaser may reasonably request and at the costs of the Purchaser to avoid, resist or compromise any such claim.

(C) The liabilities of the Purchaser under this clause shall cease after 24 months from Completion except in respect of matters which have been the subject of a bona fide written claim made within the said period by the Vendor to the Purchaser.

8. ANNOUNCEMENTS AND CONFIDENTIALITY

(A) Each of the parties hereby undertakes to the other that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to their respective professional advisers, or when required by law, or to their respective officers or employees whose province it is to know the contents of this Agreement or the negotiations in respect thereof and that it will not, at any time after Completion, divulge or communicate to any person other than to their respective professional advisers, or when required by law or to their respective officers or employees whose province it is to know, any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge and that it shall prevent the publication or disclosure of any such confidential information concerning such matters provided that the parties' obligations under this Sub-Clause (A) shall cease and determine upon Completion.

(B) No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to relevant law or statutory requirements. Any announcement by either party required to be made pursuant to any relevant law or statutory requirements shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

9. NOTICES

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent by post or airmail or by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):--

To the Purchaser:

Flat A, 5/F., Mei Foo Sun Chuen
120 Broadway,
Kowloon, Hong Kong
Fax Number: 852.2890.9484
Attention: Mr. Ngai Keung Luk

To the Vendor:

40/F., Tower One, Times Square
1 Matheson Street,
Causeway Bay, Hong Kong
Fax Number: 852.2573.2930
Attention: Ms. Darrie Lam

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, 3 business days after the date of dispatch, and (b) if given or made by fax, when dispatched.

10. MISCELLANEOUS

(A) The provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

(B) If at any time one or more provisions hereof is or becomes invalid, illegal unenforceable or incapable of performance in any respect under the laws of any relevant jurisdiction, the validity, legality, enforceability or performance in that jurisdiction of the remaining provisions hereof or the validity, legality, enforceability or performance under the laws of any other relevant jurisdiction of these or any other revisions hereof shall not thereby in any way be affected or impaired.

(C) Time shall be of the essence of this Agreement.

(D) Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

(E) This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by any party without the written consent of the other party.

(F) This Agreement sets forth the entire agreement and understanding between the parties or any of them in relation to the Disposing and purchase of the Disposing Shares the other transactions contemplated by this Agreement and supersedes and cancels in all respects all previous agreements, letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

(G) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and each of which shall be binding on and enforceable against the party who shall have executed it.

(H) No variation or amendment to or waiver of any of the provisions of this Agreement shall be valid or effective unless in writing and signed by or on behalf of each party.

(I) Each of the parties to this Agreement shall cooperate with the other and shall execute and deliver to the other such other instruments and documents and take such other action as may reasonably be requested from time to time by that other party in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

11. GOVERNING LAW AND JURISDICTION

(A) This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby submit to the non-exclusive jurisdiction of Hong Kong in connection herewith.

(B) The submission to the jurisdiction of the courts of Hong Kong shall not (and shall not be construed so as to) limit the right of either of the parties hereto to take proceedings against the other in any court of competent jurisdiction nor shall the taking of proceedings by either of the parties hereto in any one or more jurisdictions preclude it from taking proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Physical Spa & Fitness Inc.
(The Vendor)

By: /s/ Darrie Lam
Name: Darrie Lam
Its: Chief Financial Officer

Ngai Keung Luk
(The Purchaser)

By: /s/ Ngai Keung Luk
Name: Ngai Keung Luk
(In His Individual Capacity)